UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                            FORM 8-K/A

          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):

                        February 22, 2000

                 Commission File Number: 0-27161


               -----------------------------------

                       PAYFORVIEW.COM CORP.
      (Exact name of registrant as specified in its charter)


Nevada, U.S.A.                                         91-1976310
(State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)               Identification No.)


     575 Madison Avenue, 10th Floor, New York, New York 10022
             (Address of principal executive offices)

                          (212) 605-0150
         (Issuer's telephone number, including area code)


                               N/A
       (Former name, former address and former fiscal year,
                  if changed since last report)

Item 1.  Changes in Control of Registrant.

     On February 25, 2000, the Company filed an 8-K describing a change in control resulting from a Stock Exchange Agreement entered into as of February 22, 2000, between MRC Legal Services Corporation, a California corporation, which entity is the controlling shareholder of MAS Acquisition XVI Corp. ("MAS XVI"), an Indiana corporation, and PayForView.com Corp. ("PayForView" or the "Company"), a Nevada corporation. Pursuant to the Agreement, approximately 96.8% (8,250,000 shares) of the outstanding common stock of MAS XVI was exchanged for 335,000 shares of common stock of PayForView, a transaction in which PayForView became the parent corporation of MAS XVI.

     In Item 1 of the initial 8-K, the table setting forth the beneficial ownership of the Company, as of the date of the filing, inadvertently transposed the ownership interests of Southampton Genetic Sciences, Inc. and Argel Holdings, Ltd. The corrected holdings are as follows:

(a) Security ownership of certain beneficial owners. The table below identifies any individual (including any "group") who is known to the Company, as of the date of this filing, to be the beneficial owner of more than five percent of any class of the small business issuer's voting securities:

Title of       Name and address           Amount and nature   Percentage
class          of beneficial              of beneficial       of class
               Owner                      ownership(1)

Common         Argel Holdings, Ltd.(2)    3,219,650           6.7%
               55 Frederick Street        (affiliate)
               Nassau, Bahamas

Common         Southampton Genetic        3,120,250           6.5%
               Sciences, Inc.(3)          (affiliate)
               55 Frederick Street
               Nassau, Bahamas


     (1) Unless otherwise indicated, the Company believes that all persons named in the above table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

     (2) Nic Meredith, an officer and a director of the Company, is under a management contract with Argel Holdings, Ltd. to provide consulting services regarding investment opportunities, and as such, may have significant influence as to the voting of this shareholder in matters regarding the Company.

     (3) Warren Wayne, an officer and a director of the Company, is under a management contract with Southampton Genetic
          Sciences, Inc. to provide consulting services regarding investment opportunities, and as such, may have significant influence as to the voting of this shareholder in matters regarding the Company.



Item 8.  Change in Fiscal Year.

     Item 8 of the initial 8-K erroneously indicated that PayForView's December 31 fiscal year would continue for the successor issuer. Item 8 should have indicated that, after discussing the matter with its advisors, the Company has adopted
June 30 as its fiscal year.



                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 14, 2000

                                   PAYFORVIEW.COM CORP.


                                   /s/ Marc A. Pitcher
                                   Marc A. Pitcher,
                                   President and Director